EXHIBIT 3

POWER OF ATTORNEY

The undersigned, Wafic Rida Saïd, understands that, from time to time, he is required to prepare, execute and file certain federal and state securities filings.

Know all by these presents, that the undersigned hereby constitutes and appoints each of Mark Crockwell and Paul
Harrison, or any of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1) prepare and execute for and on behalfofthe undersigned filings in accordance with Section 13(d) of the
Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Section 13(d) filings, complete and execute any amendment or amendments thereto, and file any such Form or amendment with the SEC and any stock exchange or similar authority, including filing this Power of Attorney with the SEC; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 13(d) of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file under
Section 13(d) with respect to the undersigned's holdings of and transactions in securities, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29th day of August, 2019.

Signed:	Witness:
/s/ Wafic Rafa Saïd	/s/ Daniel Bird
Wafic Rafa Saïd	Name: Daniel Bird
3 Av. De L'Annonciade Monaco	Address: 24 Queen Anne's Gate London SW1H 9AA United Kingdom